UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23rd, 2011

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

#15, 291 Street, Sangkat Boeng Kok 1, Tourl Kok District,

Phnom Pehn, Cambodia

  (Address of principal executive offices)

01161407313942

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23rd, 2011, Elray Resources, Inc. (“Elray Resources”) Acquired 100% of the issued and outstanding shares of Splitrock Ventures, Ltd., a BVI company in consideration of the issuance of 600,000,000 common shares to Anthony Brian Goodman, Director and as Trustee for the Splitrock shareholders.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On the Closing Date, pursuant to the terms of the Acquisition Agreement, Anthony Brian Goodman acquired a total of 600,000,000 shares of the Company’s common stock.  As a result, the company experienced a Change in Control under which 91.3% f the shares of the company are now held by Brian Goodman, the new majority shareholder.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In accordance with the above-referenced Agreement, Barry J. Lucas resigned as Director, and in his place was elected Brian Anthony Goodman as Director, President and Chief Financial Officer. Neil Crang also resigned as Director, and in his place was elected Donald Ratcliffe and Roy Sugarman.  Michael J. Malbourne resigned as Secretary and in his place was elected David E. Price, Esq.

ITEM 9.01. EXHIBITS.

Exhibits.

Exhibit #

Description

1.1

Acquisition Agreement between the Company and Splitrock Ltd.

1.2

Board Resolution, Resignations, Appointments.

* NB – per Instruction 9.01(a)(4) to form 8k, financial statements of Splitrock Ventures, Ltd. shall be filed by Amendment not later than 71 calendar days after the date of this filing; though we fully intend that said filing shall be presented, along with pro-forma balance sheets by March 31st, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25th, 2011

ELRAY RESOURCES, INC.

(Registrant)

By:   Brian Anthony Goodman, Director.